EXHIBIT 10.21

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN REQUEST FOR SUCH INFORMATION AT THE FOLLOWING ADDRESS: 590 MADISON AVENUE, 21ST FLOOR, NEW YORK, NEW YORK 10022.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE MAKER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Principal Amount: $714,285.71	Issue Date: April, 2019
Purchase Price: $650,000.00 Original Issue Discount: $64,285.71

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, 1847 HOLDINGS LLC, a Delaware limited liability company (“EFSH”), 1847 GOEDEKER HOLDCO INC., a Delaware corporation and majority-owned subsidiary of EFSH (“Holdco”), and 1847 GOEDEKER INC. a Delaware corporation and wholly-owned subsidiary of Holdco (“GI” and with EFSH and Holdco, collectively hereinafter called “Borrower”) jointly and severally hereby promises to pay to the order of LEONITE CAPITAL, LLC, a Delaware limited liability company, or registered assigns (the “Holder”) the principal sum of Seven Hundred Fourteen Thousand Two Hundred Eighty-Five and 71/100 Dollars ($714,285.71) (the “Principal Amount”), together with interest on the Principal Amount at the rate of the greater of (i) twelve percent (12%) per annum and (ii) the prime rate as set forth in the Wall Street Journal on the date hereof plus six and one-half percent (6.5%) guaranteed over the holding period (the “Stated Rate”) on the unconverted Principal Amount, on the dates set forth below or upon acceleration or otherwise, as set forth herein (the “Note”). The consideration to the Borrower for this Note is Six Hundred Fifty Thousand Dollars ($650,000.00) (the “Consideration”). Holder shall pay the Consideration on the Issue Date. The maturity date (“Maturity Date”) shall be twelve (12) months from the Issue Date (the “Term”). The principal sum, as well as any accrued and unpaid interest and other fees shall be due and payable in accordance with the payment terms set forth in Article I herein. Subject to Section 5.8 below, this Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal, interest, other amounts due hereunder or penalties on this Note, which is not paid by the Maturity Date, shall bear interest at the lesser of the rate of twenty four percent (24%) per annum or the maximum legal amount permitted by law, from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

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This Note carries an original issue discount of $64,285.71 (the “OID”), to cover the Holder’s legal fees, accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the principal balance of this Note. Thus, the purchase price of this Note shall be $650,000.00, computed as follows: The Principal Amount minus the OID.

It is further acknowledged and agreed that the Principal Amount owed by Borrower under this Note shall be increased by the amount of all reasonable expenses incurred by the Holder in connection with the enforcement of this Note. All such expenses shall be deemed added to the Principal Amount hereunder to the extent such expenses are paid by the Holder.

This Note shall be a senior secured obligation of EFSH and a subordinated secured obligation of Holdco and GI, with, except as expressly provided in the Security and Pledge Agreement (as defined below) a first priority security interest over all current and future Indebtedness of EFSH and a third priority over all current and future Indebtedness (as defined below) of Holdco and GI. The obligations of the Borrower under this Note are secured pursuant to the terms of the security and pledge agreement (the “Security and Pledge Agreement”) by and between the Borrower and the Holder.

This Note is issued by the Borrower to the Holder pursuant to the terms of that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of the Issue Date. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Purchase Agreement. As used herein, the term “Trading Day” means any day that the Common Shares are listed for trading or quotation on the OTCQB, or any other exchanges or electronic quotation systems on which the Common Shares are then traded (as defined in the Purchase Agreement).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders or members, as applicable, of Borrower and will not impose personal liability upon the holder thereof.

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The following additional terms shall also apply to this Note:

ARTICLE I. PAYMENTS

1.1 Payments.

(a) Maturity. The Principal Amount ($714,285.71), as well as any accrued and unpaid interest, penalties, if any, and other fees relating to the Note, shall be due and payable on the Maturity Date.

(b) Monthly Payments.

Beginning on May 5, 2019 (the “Initial Monthly Payment Date”) and on the same day of each and every calendar month thereafter throughout the term of this Note (the “Monthly Payment Dates”), Borrower shall make monthly payments of interest only due under this Note to the Holder at the Stated Rate as set forth above (each, a “Monthly Payment Amount”).

(c) Payments from Future Funding Sources. The Borrower shall pay to the Holder on an accelerated basis, any outstanding Principal Amount of the Note, along with accrued, but unpaid interest, from the sources of capital below, it being acknowledged and agreed by Holder that Borrower shall have the right to make Bona Fide payments to vendors with Common Shares:

(1)	Future Financing Proceeds – one hundred percent (100%) of the net cash proceeds of any future financings by EFSH, but not its subsidiaries, whether debt or equity, or any other financing proceeds, such as cash advances, royalties or earn-out payments provided, however, that this provision is not applicable if the transaction generating the future financing proceeds has a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; and

(2)	Other Future Receipts - all net proceeds from any sale of assets of Borrower or any of its subsidiaries other than sales of assets in the ordinary course of business of the Borrower or its subsidiaries or receipt by Borrower or any of its subsidiaries of any tax credits, subject to rights of Goedeker Television, Inc. (the “Seller”), or other financing sources of the Borrower (including its subsidiaries) existing prior to the date of this Note and set forth on Schedule 1.1(b).

(d) Subsidiary Sale. The Borrower shall pay to the Holder on an accelerated basis, any outstanding Principal Amount of the Note, along with accrued, but unpaid interest, from the net proceeds to the Borrower resulting from the sale of any assets outside of the ordinary course of business or securities in any subsidiary, including but not limited to, 1847 Neese, Inc. (“1847 Neese”).

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(e) Prepayment. Unless an Event of Default shall occur, Borrower shall have the right to prepay the Principal Amount, as well as any accrued and unpaid interest, at any time prior to the Maturity Date at 115% of the Principal Amount; provided, however, that if the prepayment is the result of any of the occurrence of any of the transactions described in 1.1(c) or (d) then such prepayment shall be the unpaid Principal Amount, plus accrued and unpaid interest and other amounts due but without the penalty or premium set forth in this subsection (e).

ARTICLE II. CONVERSION RIGHTS

2.1 Conversion Right. The Holder shall have the right at any time, at the Holder’s option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of this Note into fully paid and non-assessable Common Shares of EFSH or other securities into which such Common Shares shall hereafter be changed or reclassified (each, a “Conversion Share”) at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of Common Shares beneficially owned by the Holder and its affiliates (other than Common Shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of EFSH subject to a limitation on conversion or exercise analogous to the limitations contained herein, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with the Holder who has purchased a portion of the Note from the Holder) and (2) the number of Common Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding Common Shares. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived (up to a maximum of 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to EFSH, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of Common Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to EFSH by the Holder in accordance with Section 2.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to EFSH before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest; provided, however, that at the option of Holder, the accrued and unpaid interest can be converted prior to any other amounts under the Note, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) the Holder’s expenses relating to a Conversion, plus (5) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 2.3 and 2.4(g) hereof.

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2.2 Conversion Price.

(a) Calculation of Conversion Price. The Conversion Price shall be $1.00 per share (the “Fixed Conversion Price”) (subject to adjustment as further described herein); provided that at any time after any Event of Default (as defined herein) under this Note, the Conversion Price shall immediately be equal to the lesser of (i) the Fixed Conversion Price less forty percent (40%); and (ii) the lowest weighted average price of the Common Shares during the twenty-one (21) consecutive Trading Day period immediately preceding the Trading Day that the Borrower receives a Notice of Conversion or (iii) the discount to market based on subsequent financings with other investors. Holder agrees that, should an Event of Default occur and Holder desires to convert at the price set forth in subsection (ii) above, it shall provide EFSH with ninety (90) days prior written notice of its desire to convert and EFSH shall have the opportunity during such ninety (90) day period to cure the Event of Default. If such Event of Default shall be cured during the ninety (90) day period, Holder shall not have the right to convert under subsection (ii) above.

(b) Fixed Conversion Price Adjustments.

(1) Common Share Distributions and Splits. If EFSH, at any time while this Note is outstanding: (i) pays a distribution on its Common Shares or otherwise makes a distribution or distributions payable in Common Shares on its Common Shares; (ii) subdivides outstanding Common Shares into a larger number of shares; or (iii) issues, in the event of a reclassification of shares of Common Shares, any Common Shares of EFSH, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding any treasury shares of EFSH) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event. A similar equitable adjustment shall be made in the case of a reverse split or other combination of outstanding Common Shares into a fewer number of outstanding Common Shares.

(2) Fundamental Transaction. If, at any time while this Note is outstanding, (i) EFSH effects any merger or consolidation of EFSH with or into another person, (ii) EFSH effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by EFSH or another person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (iv) EFSH effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 Common Share (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Fixed Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 Common Share in such Fundamental Transaction, and EFSH shall apportion the Fixed Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

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(3) Anti-dilution Adjustment. If at any time while this Note is outstanding, EFSH sells or grants (or has sold or granted, as the case may be) any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or has sold or issued, as the case may be, or announces any sale, grant or any option to purchase or other disposition), any Common Shares or other securities convertible into, exercisable for or otherwise entitled the any person or entity the right to acquire Common Shares at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Shares or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Shares at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance, and the Base Conversion Price shall then be adjusted to equal the lowest of such issuance price), then the Fixed Conversion Price shall be reduced to a price equal the Base Conversion Price as it may be adjusted as provided for above. Such adjustment shall be made whenever such Common Shares or other securities are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 2.2(b)(4) in respect of an Exempt Issuance. For purposes of this Section 2.2(b)(4) an “Exempt Issuance” means an issuance of Common Shares or other securities convertible into or exercisable or exchangeable for Common Shares (i) upon the exercise or exchange of any securities issued hereunder under the Warrants and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Note, (ii) to employees or directors of, or consultants or advisors to, EFSH or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of EFSH, (iii) to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of EFSH, (iv) to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of EFSH, (v) pursuant to the acquisition of another corporation or other entity by EFSH by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture agreement, provided that such issuances are approved by the Board of Directors of EFSH, (vi) to third parties in connection with collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of EFSH, or (vii) shares with respect to which the Holder waives its anti-dilution rights granted hereby; provided, however, that any such issuance described in (iii) through (vi) shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an employee, director, consultant or advisor, in the case of (ii) above, or an operating company or an owner of an asset in a business synergistic with the business of EFSH in the case of (iii) through (vi) above and shall provide to EFSH additional benefits in addition to the investment of funds, but in none of (ii) through (vi) above shall not include a transaction in which EFSH is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 2.2(b)(4) shall be calculated as if all such securities were issued at the initial closing.

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(4) Notice to the Holder. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 2.2(b), EFSH shall within two (2) business days deliver to the Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

2.3 Authorized Shares. EFSH covenants that during the period the conversion right exists, EFSH will reserve from its authorized and unissued Common Shares a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Shares upon the full conversion of this Note and exercise of the Warrants. EFSH is required at all times to have authorized and reserved five (5) times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time, which, if cannot be determined shall be estimated in good faith by EFSH) it being acknowledged and agreed by the parties that for the initial issuance of the Note 3,571,428 of Common Shares is sufficient and will be reserved (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with EFSH’s obligations hereunder. EFSH represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if EFSH shall issue any securities or make any change to its capital structure which would change the number of Common Shares into which the Note shall be convertible at the then current Conversion Price, Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of Common Shares authorized and reserved, free from preemptive rights, for conversion of the outstanding Note, including but not limited to authorizing additional shares or effectuating a reverse split. EFSH (i) acknowledges that it has irrevocably instructed its transfer agent by letter, a copy of which is attached hereto as Exhibit B to issue certificates for the Common Shares issuable upon conversion of this Note and exercise of the Warrants, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing Common Share certificates to execute and issue the necessary certificates for Common Shares in accordance with the terms and conditions of this Note.

If, at any time EFSH does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

2.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 2.1, this Note may be converted by the Holder in whole or in part, at any time on or after the Maturity Date, by (A) submitting to EFSH a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 4:00 p.m., New York, New York time) and (B) subject to Section 2.4(b), surrendering this Note at the principal office of EFSH.

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(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to EFSH unless the entire unpaid principal amount of this Note is so converted. The Holder and EFSH shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and EFSH, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of EFSH shall, prima facie, be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. EFSH shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and EFSH shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to EFSH the amount of any such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

(d) Delivery of Common Shares Upon Conversion. Upon receipt by EFSH from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 2.4, EFSH shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for Common Shares issuable upon such conversion by the end of the next business day after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof.

(e) Obligation of EFSH to Deliver Common Shares. Upon receipt by EFSH of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless EFSH defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Shares or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, EFSH’s obligation to issue and deliver the certificates for Common Shares shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of EFSH to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to EFSH, and irrespective of any other circumstance which might otherwise limit such obligation of EFSH to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by EFSH before 9:00 p.m., New York, New York time, on such date.

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(f) Delivery of Common Shares by Electronic Transfer. In lieu of delivering physical certificates representing the Common Shares issuable upon conversion, provided EFSH is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 2.1 and in this Section 2.4, EFSH shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g) Failure to Deliver Common Shares Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Shares issuable upon conversion of this Note is not delivered by the fifth (5th) Trading Day following the Deadline (other than a failure due to the circumstances described in Section 2.3 above, which failure shall be governed by such Section) EFSH shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that EFSH fails to deliver such Common Shares. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to EFSH by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Shares in accordance with the terms of this Note. EFSH agrees that the right to convert is a valuable right to the Holder, and as such, EFSH will not take any actions to hamper, delay or prevent any Holder conversion of the Note. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 2.4(g) are justified.

(h) Brokerage Account Restrictions. If the Common Shares issued upon conversion of this Note cannot be delivered to a brokerage account due to the low trading price of the Common Shares as a result of restrictions imposed by such depository, EFSH agrees to take such action, including a reverse share split, required to remove any restrictions on depositing the Common Shares into a brokerage account or required to satisfy any requirements for deposit of the Common Shares into such brokerage account.

2.5 Concerning the Common Shares. The Common Shares issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) EFSH or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of EFSH who agrees to sell or otherwise transfer the shares only in accordance with this Section 2.5 and who is an Accredited Investor. Except as otherwise provided (and subject to the removal provisions set forth below), until such time as the Common Shares issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Common Shares issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

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“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and EFSH shall issue to the Holder a new certificate therefore free of any transfer legend if (i) EFSH or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Shares may be made without registration under the Act, which opinion shall be accepted by EFSH (which acceptance shall be subject to and conditioned on any requirements, if any, of the its transfer agent, the exchange on which EFSH is then trading or other applicable laws, rules or regulations) so that the sale or transfer is effected or (ii) in the case of the Common Shares issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that EFSH does not accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 4.2 of the Note; provided that notwithstanding the foregoing, if EFSH is legally unable to accept such opinion as a result of any of EFSH’s transfer agent requirements, the requirements of the exchange on which EFSH is then traded, or other applicable laws, rules or regulations EFSH’s non-acceptance shall not be an Event of Default.

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Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into Common Shares and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such Common Shares and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by EFSH to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all Common Shares prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Shares by so notifying EFSH) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and EFSH shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 2.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 2.3) for EFSH’s failure to convert this Note.

ARTICLE III. RANKING, CERTAIN COVENANTS AND POST CLOSING OBLIGATIONS

3.1 Warrants. EFSH shall issue to the Holder warrants (the “Warrants”) exercisable for 200,000 Common Shares. The Warrants shall have a term of five (5) years, be exercisable at a price of $1.25 per share and shall contain full-ratchet anti-dilution protection provisions. Notwithstanding the foregoing, no exercise adjustment shall be made with respect to any Exempt Issuance.

3.2 Equity Interest. Borrower shall issue to Holder a 7.5% non-dilutable interest in Holdco.

3.3 Distributions on Common Shares. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on the Common Shares (or other capital securities of the Borrower) other than dividends on Common Shares solely in the form of additional Common Shares or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of Common Shares (or other securities representing its capital) except for distributions that comply with Section 3.7 below.

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3.4 Restrictions on Variable Rate Transactions. Unless approved by the Holder, Borrower and each subsidiary shall not enter into an agreement to effect any sale of securities involving, or convert any securities previously issued under, a Variable Rate Transaction. The term “Variable Rate Transaction” means a transaction in which Borrower or any subsidiary (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the Common Shares at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Borrower or the subsidiary, as the case may be, or the market for the Common Shares, other than pursuant to a customary “weighted average” anti-dilution provisions, or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market offering”) whereby Borrower or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). The Holder shall be entitled to obtain injunctive relief against Borrower and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

3.5 Restrictions on Certain Transactions. So long as the Borrower shall have any obligation under this Note and unless approved by the Holder, the Borrower shall not (a) change the nature of its business; or (b) sell, divest, change the structure of any material assets of the Borrower or any subsidiary other than in the ordinary course of business.

3.6 Sale of Assets; Issuance of Equity or Debt. Should Borrower sell any material assets, issue any equity or debt, Borrower shall use the net proceeds of any such sale to repay the Note.

3.7 Restriction on Common Share Repurchases. So long as the Borrower shall have any obligation under this Note, Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any Common Shares (or other securities representing its capital) of Borrower or any warrants, rights or options to purchase or acquire any such shares; except for the repurchase of shares at a nominal price in connection with rights under an agreement with an employee or consultant of the Borrower whose shares have been forfeited as a result of such employee or consultant’s ceasing to provide services to the Borrower.

3.8 Use of Proceeds. Borrower agrees to use the proceeds of the Consideration solely for the purchase of the assets of the Seller pursuant to that certain Asset Purchase Agreement, dated as of the date hereof (the “Acquisition Agreement”), between GI and the Seller.

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3.9 Ranking and Security. The obligations of Borrower under this Note shall constitute a first priority security interest and rank senior with respect to any and all Indebtedness existing prior to or incurred as of or following the Issue Date except for Indebtedness (i) in favor of the Seller arising under the 9% Subordinated Promissory Note, dated as of the date hereof, by GI in favor of the Seller (the “Seller Debt”), (ii) the senior revolving credit facility arising under that certain Loan and Security Agreement, dated as of the date hereof, between GI and Burnley Capital LLC (the “Burnley Debt”), (iii) the term loan facility arising under that certain Loan and Security Agreement, dated as of the date hereof, between GI and Small Business Community Capital, L.P. (the “SBCC Debt”), and (iv) the existing senior debt (or any replacement debt of equal amount) at the Borrower’s subsidiary, Neese, Inc. (such Indebtedness described in clauses (i), (ii) (iii) and (iv) being the “Senior Indebtedness”). The obligations of the Borrower under this Note are secured pursuant to the Security and Pledge Agreement and the General Security Agreement. So long as the Borrower shall have any obligation under this Note, the Borrower shall not (directly or indirectly through any subsidiary or affiliate) incur or suffer to exist or guarantee any Indebtedness (other than the Senior Indebtedness) that is senior to or pari passu with (in priority of payment and performance) the Borrower’s obligations hereunder. As used herein, the term “Indebtedness” means (a) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, but not including deferred purchase price obligations in place as of the Issue Date or obligations to trade creditors incurred in the ordinary course of business, (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Borrower to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded, (d) all guarantee obligations of the Borrower in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Borrower is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such obligation.

3.10 Further Investment. For a period of twelve (12) months after the date hereof, Holder shall have the right to participate in any future offering by the Borrower up to the Principal Amount.

3.11 Restrictions on Merchant Cash Advance Transactions. So long as Borrower has any obligations under this Note, it shall not enter into a merchant cash advance transaction in which it sells future receivables at a discount or a substantially similar transaction.

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3.12 Subordination Provisions. For the avoidance of doubt, the Holder shall have (A) a senior secured, first priority security interest in (i) the shares of Holdco owned by EFSH and (ii) the shares of 1847 Neese owned by EFSH, and (B) a third priority security interest in all of the assets of GI that is subordinate to the prior rights of the Senior Indebtedness. Without limiting the generality of the foregoing, the Holder agrees to subordinate its rights under this Note to the prior rights of the Senior Indebtedness as follows:

(a) All claims of the Holder to principal, interest and any other amounts at any time owed under this Note (collectively, “Junior Indebtedness”) is hereby expressly subordinated in right of payment, as herein set forth, to the prior payment in full of all Senior Indebtedness. No payment under Junior Indebtedness shall be made by the Borrower, nor shall the Holder exercise any remedies under the Junior Indebtedness (including taking any legal action (whether judicial or otherwise) to collect the Junior Indebtedness), if, at the time of such payment, exercise or immediately after giving effect thereto, (i) there shall exist any material “Default” or “Event of Default” under any agreements governing any of the Senior Indebtedness or (ii) the maturity of any of the Senior Indebtedness has been accelerated and such acceleration has not been waived or such Senior Indebtedness has not been paid in full; provided, however, that (x) in the event that the holder of any Senior Indebtedness accelerates such Senior Indebtedness, then the Holder may accelerate the indebtedness evidenced by this Note, and (y) if the Borrower is permitted under the terms of the Senior Indebtedness to pay an amount due and owing under this Note and fails to make such payment, then so long as the terms of the Senior Indebtedness do not prohibit such action, the Holder may exercise its rights to be paid such amount, but only such amount (and Holder shall not be permitted to accelerate hereunder).

(b) Upon any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness of the Borrower shall first be paid in full, or payment thereof provided for in money, before any payment is made under Junior Indebtedness; and upon any such dissolution or winding up or liquidation or reorganization, any distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to which the Holder as holder of the Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by Holder, directly to the holder of the Senior Indebtedness, or its representatives, to the extent necessary to pay all such Senior Indebtedness in full, in money, after giving effect to any concurrent prepayment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder with respect to the Junior Indebtedness.

(c) If the holders of the Senior Indebtedness in good faith believe Holder may fail to timely file a proof of claim in any such proceeding, the holder(s) of the Senior Indebtedness may do so for Holder.

(d) In the event that any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, prohibited by the foregoing where the holder has actual knowledge of a Senior Indebtedness payment default shall be received by the Holder before all the Senior Indebtedness is paid in full, or provisions made for such payment, in accordance with its terms, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, as their respective interests may appear, for application to the payment of all the Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, in money, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

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(e) The provisions hereof are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness on the one hand and the Holder as holder of the Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Borrower and the Holder, the obligations of the Borrower under the Junior Indebtedness, which are unconditional and absolute. With this in mind, notwithstanding the other provisions of this Section 3.12, if and so long as all documents governing the Senior Indebtedness permit one of the actions restricted by this Section 3.12, the restriction shall be waived and the restricted action permitted hereunder.

(f) No right of any present or future holder of any Senior Indebtedness to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any act or failure to act, in good faith, by any such holder of the Senior Indebtedness, or any noncompliance by the Borrower with the terms, provisions and covenants hereof, regardless of any knowledge thereof any holder of the Senior Indebtedness may have or be otherwise charged with.

(g) Each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, shall be entitled to rely on the subordination provisions set forth in this Note.

(h) Notwithstanding the provisions of this Section 3.12, the Holder shall not be charged with knowledge of the existence of facts which would prohibit the making of any payments on the Junior Indebtedness unless and until the holder(s) of the Senior Indebtedness or their representatives send written notice to Holder of same in accordance with the provisions of Section 5.2.

(i) Subject to the payment in full of all the Senior Indebtedness, Holder as holder of the Junior Indebtedness shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Borrower applicable to the Senior Indebtedness until the Senior Indebtedness shall be paid in full.

(j) The Holder shall confirm (in writing) the above subordination provisions if requested by any holder of the Senior Indebtedness, and shall execute and deliver such additional subordination agreements, consistent with the foregoing as any holder of Senior Indebtedness may require.

3.13 Restrictions on Additional Indebtedness. So long as Borrower has any obligations under this Note, Borrower will not increase its existing Senior Indebtedness or incur additional Senior Indebtedness without the prior consent of Holder, which such consent shall not be unreasonable withheld. For the avoidance of doubt, the Borrower may incur up to (i) $1,500,000 in connection with the Burnley Debt; (ii) $1,500,000 in connection with the SBCC Debt; and (iii) $4,100,000 under the Seller Note plus up to $600,000 under the Seller earn out.

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ARTICLE IV. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article IV (each, an “Event of Default”) shall occur; provided, however, that, except in the case of the Events of Default listed in Sections 4.1, 4.7, 4.10, 4.14 or 4.20 below, the Borrower shall be have five (5) business days to cure such Event of Default unless a lesser number of days is required pursuant to the provisions of this Article IV:

4.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

4.2 Failure to Reserve Shares. EFSH fails to reserve a sufficient amount of Common Shares as required under the terms of this Note (including the requirements of Section 2.3 of this Note) (and such breach continues for a period of five (5) days), fails to issue Common Shares to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) Common Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, EFSH directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) Common Shares to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any Common Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of EFSH to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by EFSH to its transfer agent. If at the option of the Holder, the Holder advances any funds to EFSH’s transfer agent in order to process a conversion, such advanced funds shall be paid by EFSH to the Holder within five (5) business days of a demand from the Holder, either in cash or as an addition to the balance of the Note, and such choice of payment method is at the discretion of EFSH.

4.3 Breach of Covenants. Borrower, or the relevant related party, as the case may be, breaches any material covenant, post-closing obligation or other material term or condition contained in this Note, or in the related Warrants, Purchase Agreement, Security and Pledge Agreement, Affidavit of Confession of Judgment, Term Sheet or any other collateral documents (together, the “Transaction Documents”) and such breach continues for a period of ten (10) days.

4.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note and the other Transaction Documents.

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4.5 Receiver or Trustee. Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

4.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder.

4.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any subsidiary of Borrower. With respect to any such proceedings that are involuntary, Borrower shall have a 60 day cure period in which to have such involuntary proceedings dismissed.

4.8 Delisting of Common Shares. If at any time on or after the date in which Borrower’s Common Shares are listed or quoted on the OTCQB or an equivalent U.S. replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT, Borrower shall fail to maintain the listing or quotation of the Common Shares on the OTCQB or an U.S. equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE MKT.

4.9 Failure to Comply with the Exchange Act. EFSH shall fail to comply with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings), and/or EFSH shall cease to be subject to the reporting requirements of the Exchange Act

4.10 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

4.11 Cessation of Operations. Any cessation of operations by the Borrower or the Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

4.12 Maintenance of Assets. The failure by Borrower to maintain any intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future), to the extent that such failure would result in a material adverse condition or material adverse change in or affecting the business operations, properties or financial condition of Borrower or any of its subsidiaries (a “Material Adverse Effect”).

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4.13 Financial Statement Restatement. Borrower restates any financial statements for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note.

4.14 Failure to Execute Transaction Documents or Complete the Transaction. The failure of the Borrower to execute any of the Transaction Documents or to complete the transaction for the full Principal Amount of the Note, as contemplated by the Purchase Agreement.

4.15 Illegality. Any court of competent jurisdiction issues an order declaring this Note, any of the other Transaction Documents or any provision hereunder or thereunder to be illegal.

4.16 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the other financial instrument, including but not limited to all promissory notes, currently issued, or hereafter issued, by the Borrower, to the Holder or any other third party (the “Other Agreements”), after the passage of all applicable notice and cure or grace periods, that results in a Material Adverse Effect shall, at the option of the Holder, be considered a default under this Note, in which event the Holder shall be entitled to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.

4.17 Variable Rate Transactions. Borrower (i) enters into a Variable Rate Transaction (as defined below) (ii) issues Common Shares (or convertible securities or purchase rights) pursuant to an equity line of credit of the Borrower or otherwise in connection with a Variable Rate Transaction (whether now existing or entered into in the future) or (iii) adjusts downward the “floor price” at which Common Shares (or convertible securities or purchase rights) may be issued under an equity line of credit or otherwise in connection with a Variable Rate Transaction (whether now existing or entered into in the future).

4.18 Merchant Cash Advance Transactions. Borrower enters into a merchant cash advance transaction in which it sells future receivables at a discount or a substantially similar transaction.

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4.19 Remedies Upon Default.

(a) Subject to applicable cure periods specifically provided for herein, upon the occurrence and during the continuation of any Event of Default specified in this Article IV, exercisable through the delivery of written notice to the Borrower by the Holder (the “Default Notice”) (provided, however, that no Default Notice need be provided by the Holder and no notice and no cure period shall apply in the case of the Events of Default specified in Sections 4.1, 4.2, 4.7, 4.10, 4.14), this Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount (the “Default Amount”) equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment. Upon an uncured Event of Default, (i) all amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower, together with all costs, including, without limitation, legal fees and expenses, of collection and (ii) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including, without limitation, those set forth in Section 4.21 below. Upon an Event of Default specified in Sections 4.9, 4.13, 4.14, and 4.15 above, in addition to other remedies set forth herein, a liquidated damages charge equal to 25% of the outstanding Principal Amount will be assessed, either in form of a cash payment or as an addition to the balance due under the Note, provided, however, that with respect to the occurrence of an Event of Default specified in Sections 4.9, 4.14 or 4.15, the Borrower shall have ninety (90) days to cure such Event of Default before such liquidated damages charge equal to 25% of the outstanding Principal Amount becomes due and payable to the Holder. From and during the continuance of an Event of Default interest shall accrue hereunder at a rate equal to the lesser of 24% and the maximum legal rate.

(b) Upon the occurrence and during the continuation of an Event of Default, Borrower shall incur a monthly monitoring fee (“Monitoring Fee”) in the amount of Five Thousand Dollars ($5,000.00) per month commencing in the month in which the Event of Default occurs and continuing until the Event of Default is cured in order to cover the Holder’s costs of monitoring and legal expenses and other expenses incurred by Holder.

(c) Upon the occurrence and during the continuation of an Event of Default specified in this Note, and in addition to any other right or remedy of the Holder hereunder, under the Purchase Agreement or otherwise at law or in equity, the Borrower hereby irrevocably authorizes and empowers Holder or its legal counsel, each as the Borrower’s attorney-in-fact, to appear ex parte and without notice to the Borrower to confess judgment against the Borrower for the unpaid amount of this Note as evidenced by the Affidavit of Confession of Judgment signed by the Borrower as of the Issue Date and to be completed by the Holder or its counsel pursuant to the foregoing power of attorney (which power is coupled with an interest), a copy of which is attached as Exhibit C hereto (the “Affidavit”). The Affidavit shall set forth the amount then due hereunder, plus attorney’s fees and cost of suit, and to release all errors, and waive all rights of appeal. The Borrower waives the right to contest Holder’s rights under this Article IV, including without limitation the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing right and power to confess judgment will be deemed to exhaust such power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, and such power shall continue undiminished and may be exercised from time to time as the Holder may elect until all amounts owing on this Note have been paid in full.

(d) Upon the occurrence and during the continuation of an Event of Default specified in this Note, Borrower shall not pay any management fees (the “Management Fees”) due to 1847 Partners LLC, a Delaware limited liability company (the “Manager”) under (i) the Management Services Agreement dated as of the date hereof between GI and the Manager, or (ii) the Management Services Agreement dated March 3, 2017, between 1847 Neese and the Manager, in each case pursuant to which the Manager provides management services thereunder, and instead will pay such Management Fees to the Holder to make payments against outstanding amounts hereunder.

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ARTICLE V. MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery, or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

1847 HOLDINGS LLC

590 Madison Avenue, 21st Floor

New York, New York 10022

ATTN: Ellery W. Roberts

e-mail: eroberts@1847holdings.com

If to the Holder:

LEONITE CAPITAL, LLC

1 Hillcrest Center Dr., Suite 232

Spring Valley, NY 10977

ATTN: Avi Geller

e-mail: avi@leonitecap.com

Cc: Siegfied@leonitecap.com

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5.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).

5.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including attorneys’ fees.

5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts located in Rockland County, New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5.6 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty.

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5.7 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

5.8 Optional Redemption. Notwithstanding anything to the contrary contained in this Note, provided there is no Event of Default, the Borrower may redeem any amount outstanding under this Note, prior to the Maturity Date, by making a payment to the Holder of an amount in cash equal to 115% of the outstanding principal amount being redeemed under the Note, plus all unpaid interest thereon; provided, however, that if the prepayment is the result of any of the occurrence of any of the transactions described in 1.1(c) or (d) then such prepayment shall be the unpaid Principal Amount plus interest and other amounts due but without penalty or premium as set forth in this Section 5.8.

5.9 Usury. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Borrower under this Note for payments which under New York law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under New York law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by New York law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Holder’s election.

5.10 Section 3(a)(10) Transactions. If at any time while this Note is outstanding, the Borrower enters into a transaction structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act, then a liquidated damages charge of 25% of the outstanding principal balance of this Note at that time, will be assessed and will become immediately due and payable to the Holder, either in the form of cash payment or as an addition to the balance of the Note, as determined by mutual agreement of the Borrower and Holder.

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5.11 Terms of Future Financings. Except with respect to a future issuance of securities the proceeds of which are used to repay this Note in full, so long as this Note is outstanding, upon any issuance by Borrower or any of its subsidiaries of any security with any term reasonably believed by Holder to be more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, Borrower shall notify the Holder of such additional or more favorable term. At the Holder’s option, such more favorable term or condition shall become a part of the Transaction Documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, prepayment rate, interest rates, original issue discounts, share sale price, private placement price per share, and warrant coverage.

5.12 Piggy Back Registration Rights. If the Borrower proposes to register any of its Common Shares (other than pursuant to a Registration on Form S-4 or S-8 or any successor form), it will give prompt written notice to the Holder of its intention to effect such registration (the “Incidental Registration”). Within ten business days of receiving such written notice of an Incidental Registration, the Holder may make a written request (the “Piggy-Back Request”) that the Borrower include in the proposed Incidental Registration all, or a portion, of the Registrable Securities owned by the Holder. As used herein, Registrable Securities shall mean the Reserved Amount. In addition, the Borrower will use its commercially reasonable efforts to include in any Incidental Registration all Registrable Securities which the Borrower has been requested to register pursuant to any timely Piggy-Back Request to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Additionally, Borrower shall include on the next registration statement Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) the Registerable Securities.

5.13 Right of First Refusal. If at any time while this Note is outstanding, the Borrower has a bona fide offer of capital or financing from any third party that the Borrower intends to act upon, then the Borrower must first offer such opportunity to the Holder to provide such capital or financing to the Borrower on the same terms as each respective third party’s terms. Should the Holder be unwilling or unable to provide such capital or financing to the Borrower within 10 Trading Days from Holder’s receipt of written notice of the offer (the “Offer Notice”) from the Borrower, then the Borrower may obtain such capital or financing from that respective third party upon the exact same terms and conditions offered by the Borrower to the Holder, which transaction must be completed within 60 days after the date of the Offer Notice. If the Borrower does not receive the capital or financing from the respective 3rd party within 60 days after the date of the respective Offer Notice, then the Borrower must again offer the capital or financing opportunity to the Holder as described above, and the process detailed above shall be repeated. The Offer Notice must be sent via electronic mail to avi@leonitecap.com.

[signature page to follow]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on the date first written above.

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

1847 GOEDEKER HOLDCO INC.

By:	/s/ Robert B. Barry
Name:	Robert D. Barry
Title:	President

1847 GOEDEKER INC.

By:	/s/ Robert B. Barry
Name:	Robert D. Barry
Title:	Chief Financial Officer

[Leonite Secured Convertible Promissory Note – Signature page]

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